Exhibit 99.1

Autodesk reports results of audit committee investigation Provides preliminary results for first quarter fiscal 2025 and business outlook

May 31, 2024

SAN FRANCISCO, May 31, 2024 /PRNewswire/ -- Autodesk, Inc. (NASDAQ: ADSK) announces the results of the Audit Committee investigation. As previously announced on April 1, 2024, the Audit Committee of the Board of Directors initiated an internal investigation regarding the company's free cash flow and non-GAAP operating margin practices. The Committee has completed its planned procedures with respect to the investigation. The company's management has determined that there will be no restatement or adjustment of any audited or unaudited, filed or previously announced, GAAP or non-GAAP financial statements.

The company is also providing preliminary results for first quarter fiscal 2025 and business outlook.

"We appreciate your patience as we work through this important process. We take situations like this very seriously and are grateful to put the investigation behind us," said Andrew Anagnost, Autodesk president and CEO. "In the first quarter of fiscal 2025, we generated broad-based growth in AEC and manufacturing across products and regions. The new transaction model implementation is on track. Our strong start sets us up well to achieve our goals for the year."

The company also announces the following executive appointments.

Elizabeth "Betsy" Rafael has been appointed by the Board as Interim Chief Financial Officer (Principal Financial Officer), effective May 31, 2024. As Interim Chief Financial Officer, she is not currently an "independent director" for purposes of the Nasdaq Stock Market and has stepped down from the Audit Committee. She remains a director of the company.

Deborah L. Clifford has been appointed as the company's Chief Strategy Officer, reporting to the Chief Executive Officer, effective May 31, 2024. Her responsibilities will include, among other things, corporate development, new vertical businesses that are outside Autodesk's existing product groups, and the company's Social Impact and Sustainability efforts.

Autodesk is working diligently to file its annual report on Form 10-K as soon as possible and to hold an earnings call to discuss first quarter fiscal 2025 results. Until the Form 10-K is filed and full first quarter earnings are reported, the company remains in a closed period and is restricted in its communications with investors.

Summary of the principal findings of the Audit Committee

The relevant time period for the investigation was fiscal years 2022, 2023, and 2024. A summary of the principal findings of the Audit Committee are set forth below:

•	The company has historically relied on multiyear contracts with its enterprise and product subscription customers, billed upfront, to help meet its free cash flow targets. During the relevant period, the company engaged in programs designed to incentivize customers to accept multiyear upfront billing, renew early, and/or pay before the end of the fiscal year.
•	The company has disclosed its practice of incentivizing customers to adopt multiyear upfront billing arrangements. It has also acknowledged that discounted multiyear upfront contracts reduce revenue and lower billings in out years. Though prior to fiscal year 2024, the company did not quantify free cash flow attributable to multiyear upfront billings, it has noted the contribution of upfront collections to fluctuations in the company's quarterly reported long-term deferred revenue.
•	During fiscal year 2022, the company announced that it had begun to shift enterprise customers to contracts billed annually, and that it had assumed fiscal 2023 enterprise contracts would be billed annually. The company subsequently determined, however, to pursue multiyear upfront contracts with enterprise customers to help meet its fiscal year 2023 free cash flow goal. Upfront billings of enterprise customers in fiscal year 2023 substantially exceeded historical levels, helping the company to meet its lowered annual free cash flow target.
•	In addition, during the relevant period, certain decisions regarding discretionary spending, collections, and accounts payable were informed by their anticipated effects on the company's external free cash flow and/or non-GAAP operating margin targets. The resulting actions generally served to reduce reported free cash flow and/or lower reported margin in the current period. Though free cash flow was one factor in the company's executive compensation program, these decisions were not calculated to influence compensation outcomes.

The Audit Committee proposed certain remedial measures including: reviewing certain processes around financial communications and disclosures; assessing certain company organizational functions and responsibilities; and adopting and enhancing policies and processes related to the matters investigated.

Separate from the Audit Committee's findings, the company notes that multiyear upfront billings of enterprise customers in fiscal year 2024 was substantially lower than fiscal years 2022 and 2023.

Preliminary results for first quarter fiscal 2025 and business outlook

Autodesk also announced preliminary results for the first quarter fiscal 2025 and business outlook as follows:

First Quarter Fiscal 2025 Preliminary Results

Q1 FY25 (ending April 30, 2024)
Revenue	approximately $1.42 billion
GAAP diluted EPS	approximately $1.16
Non-GAAP diluted EPS (1)	approximately $1.87

(1) Non-GAAP earnings per diluted share excludes approximately $0.69 related to stock-based compensation expense, $0.05 and $0.07 for the amortization of purchased intangibles and developed technologies, respectively, $0.07 for acquisition-related costs, and $0.02 for valuation allowance on deferred tax assets, partially offset by ($0.19) related to GAAP-only tax charges.

Business Outlook

The following are forward-looking statements based on current expectations and assumptions, and involve risks and uncertainties, some of which are set forth below under "Safe Harbor Statement." Autodesk's business outlook for the second quarter and full-year fiscal 2025 considers the current economic environment and foreign exchange currency rate environment. A reconciliation between the fiscal 2025 GAAP and non-GAAP estimates is provided below.

Second Quarter Fiscal 2025

Q2 FY25
Q2 FY25 Guidance Metrics	(ending July 31, 2024)
Revenue (in millions)	$1,475 - $1,490
EPS GAAP	$1.12 - $1.18
EPS non-GAAP (1)	$1.98 - $2.04

(1) Non-GAAP earnings per diluted share excludes $0.80 related to stock-based compensation expense, $0.15 for the amortization of both purchased intangibles and developed technologies, and $0.07 for acquisition-related costs, partially offset by ($0.16) related to GAAP-only tax charges.

Full Year Fiscal 2025

FY25 Guidance Metrics	FY25 (ending January 31, 2025)
$5,810 - $5,960
Billings (in millions)	Up 12% - 15%
$5,990 - $6,090
Revenue (in millions) (1)	Up 9% - 11%
GAAP operating margin	21% - 22%
Non-GAAP operating margin (2)	35% - 36%
EPS GAAP	$4.71 - $4.93
EPS non-GAAP (3)	$7.99 - $8.21
Free cash flow (in millions) (4)	$1,430 - $1,500

(1)  Excluding the impact of foreign currency exchange rates and hedge gains/losses, revenue guidance range would be approximately 1 percentage point higher.

(2)  Non-GAAP operating margin excludes approximately 11% related to stock-based compensation expense, approximately 2% for the amortization of both purchased intangibles and developed technologies, and approximately 1% related to acquisition-related costs.

(3)  Non-GAAP earnings per diluted share excludes $3.16 related to stock-based compensation expense, $0.57 for the amortization of both purchased intangibles and developed technologies, and $0.20 related to acquisition-related costs, partially offset by ($0.65) related to GAAP-only tax charges.

(4)  Free cash flow is cash flow from operating activities less approximately $30 million of capital expenditures.

The second quarter and full-year fiscal 2025 outlook assume a projected annual effective tax rate of 21 percent and 19 percent for GAAP and non-GAAP results, respectively. Shifts in geographic profitability continue to impact the annual effective tax rate due to significant differences in tax rates in various jurisdictions. Therefore, assumptions for the annual effective tax rate are evaluated regularly and may change based on the projected geographic mix of earnings.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our preliminary first quarter fiscal 2025 results, statements in the paragraphs under "Business Outlook" above, statements about our short-term and long-term goals, statements regarding our strategies, market and product positions, performance and results, and all statements that are not historical facts. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: any adjustments that could be made prior to filing our annual report on Form 10-K and announcing our first quarter fiscal 2025 results, the risk that the completion and filing of the Form 10-K will take longer than expected; our strategy to develop and introduce new products and services and to move to platforms and capabilities, exposing us to risks such as limited customer acceptance (both new and existing customers), costs related to product defects, and large expenditures; global economic and political conditions, including foreign exchange headwinds, recessionary fears, supply chain disruptions, resulting inflationary pressures and hiring conditions; costs and challenges associated with strategic acquisitions and investments; dependency on international revenue and operations, exposing us to significant international regulatory, economic, intellectual property, collections, currency exchange rate, taxation, political, and other risks, including risks related to the war against Ukraine launched by Russia and our exit from Russia; inability to predict subscription renewal rates and their impact on our future revenue and operating results; existing and increased competition and rapidly evolving technological changes; fluctuation of our financial results, key metrics and other operating metrics; our transition from up front to annual billings for multi-year contracts; deriving a substantial portion of our net revenue from a small number of solutions, including our AutoCAD-based software products and collections; any failure to successfully execute and manage initiatives to realign or introduce new business and sales initiatives; net revenue, billings, earnings, cash flow, or new or existing subscriptions shortfalls; social and ethical issues relating to the use of artificial intelligence in our offerings; our ability to maintain security levels and service performance meeting the expectations of our customers, and the resources and costs required to avoid unanticipated downtime and prevent, detect and remediate performance degradation and security breaches; security incidents or other incidents compromising the integrity of our or our customers' offerings, services, data, or intellectual property; reliance on third parties to provide us with a number of operational and technical services as well as software; our highly complex software, which may contain undetected errors, defects, or vulnerabilities; increasing regulatory focus on privacy issues and expanding laws; governmental export and import controls that could impair our ability to compete in international markets or subject us to liability if we violate the controls; protection of our intellectual property rights and intellectual property infringement claims from others; the government procurement process; fluctuations in currency exchange rates; our debt service obligations; and our investment portfolio consisting of a variety of investment vehicles that are subject to interest rate trends, market volatility, and other economic factors. Our estimates as to tax rate are based on current tax law, including current interpretations of the Tax Cuts and Jobs Act, and could be affected by changing interpretations of that Act, as well as additional legislation and guidance around that Act.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk's Form 10-K and subsequent Forms 10-Q, which are on file with the U.S. Securities and Exchange Commission. Autodesk disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk

The world's designers, engineers, builders, and creators trust Autodesk to help them design and make anything. From the buildings we live and work in, to the cars we drive and the bridges we drive over. From the products we use and rely on, to the movies and games that inspire us. Autodesk's Design and Make Platform unlocks the power of data to accelerate insights and automate processes, empowering our customers with the technology to create the world around us and deliver better outcomes for their business and the planet. For more information, visit autodesk.com or follow @autodesk. #MakeAnything

Autodesk is a registered trademark of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. All other brand names, product names or trademarks belong to their respective holders. Autodesk reserves the right to alter product and services offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.

© 2024 Autodesk, Inc. All rights reserved.

SOURCE Autodesk, Inc.

Simon Mays-Smith, 415-746-0137, simon.mays-smith@autodesk.com; Renée Francis, 628-888-4599, renee.francis@autodesk.com